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                                                                    EXHIBIT 21.1

                    INFORMATION MANAGEMENT RESOURCES, INC.


                             LIST OF SUBSIDIARIES


          The subsidiaries of the Registrant are as follows:

Information Management Resources (India) Limited                 Organized in India
Information Management Resources (U.K.)
  Holding Company Limited                                        Organized in the United Kingdom
Information Management Resources, plc                            Organized in the United Kingdom
Information Management Resources (Northern Ireland) Limited      Organized in the United Kingdom
Information Management Resources (U.K.) Limited                  Organized in the United Kingdom
The Link Group Holdings Limited                                  Organized in the United Kingdom
Link Associates Limited                                          Organized in the United Kingdom
Contract Link Limited                                            Organized in the United Kingdom
Link Workgroup Solutions Limited                                 Organized in the United Kingdom
Information Management Resources (Australia)
  Pty. Ltd.                                                      Organized in Australia
Information Management Resources Canada Ltd.                     Organized in Canada
Movitone, Ltd.                                                   Organized in India
Information Management Resources IOR, Ltd.                       Organized in Mauritius

          Each company does business in the name listed above.